UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2011 (November 21, 2011)

PHARMASSET, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33428 (Commission File Number)	98-0406340 (I.R.S. employer identification number)

303-A College Road East Princeton, NJ (Address of Principal Executive Office)	08540 (Zip Code)
Registrant’s telephone number, including area code: (609) 613-4100
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On November 21, 2011, Pharmasset, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), among the Company, Gilead Sciences, Inc., a Delaware corporation (“Gilead”) and Royal Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Gilead (“Merger Sub”).
     Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (“Shares”) at a price of $137.00 per Share, net to the seller in cash but subject to any required withholding taxes (the “Offer Price”). Pursuant to the Merger Agreement, as soon as practicable after the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving as a wholly-owned subsidiary of Gilead (the “Surviving Corporation”). At the effective time of the Merger (the “Effective Time”), each Share not acquired in the Offer (other than (i) Shares owned by Gilead, Merger Sub or any of their wholly-owned subsidiaries, (ii) Shares owned by the Company or its subsidiary and (iii) Shares held by stockholders who properly demand appraisal of their Shares in accordance with Delaware law) will be cancelled and converted into the right to receive an amount in cash equal to the Offer Price, without interest.
     The obligation of Merger Sub to accept for payment and pay for Shares tendered into the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (such condition, the “Antitrust Condition”) and there being validly tendered (not including Shares tendered pursuant to procedures for guaranteed delivery and not actually delivered prior to the expiration of the Offer) into the Offer and not properly withdrawn a number of Shares that, together with the Shares beneficially owned by Gilead and Merger Sub, constitute at least a majority of the total number of then outstanding Shares on a fully diluted basis (such condition, the “Minimum Tender Condition”). The Minimum Tender Condition may not be waived by Merger Sub without the prior written consent of the Company.
     In addition to the Antitrust Condition and the Minimum Tender Condition, consummation of the Offer is subject to certain additional conditions, including: (i) accuracy of the Company’s representations and warranties as of the expiration time of the Offer (subject to customary exceptions), (ii) performance in all material respects of the Company’s obligations under the Merger Agreement that are required to be performed prior to the expiration time of the Offer, (iii) absence of any court order prohibiting consummation of the Offer or compelling Gilead or Merger Sub to agree to or implement certain remedial actions as set forth in the Merger Agreement, (iv) absence of any pending proceeding by a governmental entity having authority over Gilead, Merger Sub or the Company challenging or seeking to restrain or prohibit the consummation of the Offer or the Merger or compelling Gilead or the Company or any of their respective subsidiaries to agree to or implement certain remedial actions set forth in the Merger Agreement and (v) no termination of the Merger Agreement.
     The closing of the Merger is subject to customary closing conditions, and, depending on the number of Shares held by Gilead and Merger Sub after the time at which Merger Sub accepts for payment all Shares validly tendered into the Offer and not properly withdrawn prior to the expiration of the Offer (the “Acceptance Time”), adoption of the Merger Agreement by the Company’s stockholders may be required. If, after the Acceptance Time, the adoption of the Merger Agreement by the Company’s stockholders is not required to consummate the Merger, the parties will take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the Acceptance Time in accordance with the short-form merger provisions under Delaware law without the adoption of the

Merger Agreement by the Company’s stockholders. In addition, subject to the terms of the Merger Agreement, the Company has granted Merger Sub an irrevocable option (the “Top-Up Option”), exercisable after the Acceptance Time, to purchase from the Company that number of shares of Common Stock equal to the lesser of (i) the number of shares of Common Stock that, when added to the number of Shares owned by Parent and Merger Sub at the time of exercise, constitutes one share more than the number of shares of Common Stock that would be necessary for Merger Sub to be merged into the Company pursuant to the short-form merger provisions under Delaware law without the adoption of the Merger Agreement by the Company’s stockholders (after giving effect to the issuance of shares pursuant to the Top-Up Option) and (ii) the aggregate number of shares of Common Stock that the Company is authorized to issue under its certificate of incorporation but that are not issued and outstanding (and are not subscribed for or otherwise committed to be issued or reserved for issuance) at the time of exercise, in each case for consideration per share equal to the Offer Price.
     The Merger Agreement includes customary representations, warranties and covenants of the Company, Gilead and Merger Sub. The Company has agreed to operate its business in the ordinary course until the Acceptance Time. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and to certain restrictions on its ability to respond to any such proposals. The Merger Agreement also includes customary termination provisions for both the Company and Gilead and provides that, in connection with the termination of the Merger Agreement, the Company must pay Gilead its expenses up to $10 million if the Merger Agreement is terminated under certain circumstances, plus a termination fee of $331.9 million (less any expenses previously reimbursed), if, within one year following such termination, the Company consummates a business combination transaction of the type described in the relevant provisions of the Merger Agreement. In addition, the Merger Agreement provides that the Company must pay Gilead a termination fee of $331.9 million in certain circumstances in the event that the Merger Agreement is terminated following June 30, 2012 and within one year following such termination, the Company consummates a business combination transaction meeting certain criteria.
     The board of directors of the Company unanimously adopted resolutions (i) approving and declaring advisable the Merger Agreement and the Offer, the Merger, the Top-Up Option and the other transactions contemplated by the Merger Agreement, (ii) determining that the terms of the Offer, the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of the Company’s stockholders and (iii) recommending that the Company’s stockholders accept the Offer, tender their Shares into the Offer and, to the extent required by applicable law to consummate the Merger, vote their Shares in favor of adopting the Merger Agreement.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement, were made as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may not have been intended to be statements of fact but, rather, as a method of allocating risk and governing the contractual rights and relationships among the parties to the Merger Agreement. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality and other qualifications and limitations in a way that is different from what may be viewed as material by the Company’s stockholders. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Merger Sub, Gilead or any of their respective subsidiaries or affiliates. The Merger Agreement and this summary are not intended to modify or supplement any factual disclosures about the Company or Gilead, and should not be relied upon as disclosure about the Company or Gilead without consideration of the periodic and current reports and statements that the Company and Gilead file with the SEC. Factual disclosures about the Company contained in public reports filed with the SEC may supplement, update or modify the factual disclosures contained in the Merger Agreement.
Item 8.01. Other Events.
     On November 21, 2011, the Company and Gilead issued a joint press release announcing the execution of the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Notice to Investors
     The tender offer described in this communication has not yet commenced. This communication is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy Shares will be made pursuant to an offer to purchase and related materials that Merger Sub intends to file with the Securities and Exchange Commission (the “SEC”). At the time the Offer is commenced, Merger Sub will file a Tender Offer Statement on Schedule TO (the “Schedule TO”) with the SEC, and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 (the “Schedule 14D-9”) with respect to the Offer. INVESTORS AND STOCKHOLDERS ARE URGED TO READ BOTH THE SCHEDULE TO AND THE SCHEDULE 14D-9 REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These materials will be sent free of charge to all stockholders of the Company. In addition, all of these materials (and all other materials filed by the Company with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company at www.pharmasset.com.
Forward-Looking Statements
     This report contains “forward-looking statements” that involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including: any statements regarding the anticipated timing of filings and approvals relating to the Offer and the Merger; any statements regarding the expected timing of the completion of the Offer and the Merger; any statements regarding the ability to complete the Offer or the Merger considering the various closing conditions, including the Minimum Tender Condition; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Investors and holders of Shares are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the Offer and the Merger; uncertainties as to how many of the holders of Shares will tender their Shares into the Offer; the possibility that various closing conditions for the Offer or the Merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the Offer or the Merger; the effects of disruption from the Offer and the Merger making it more difficult for the Company to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industrial, economic or political conditions outside of the Company’s control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the SEC by the Company, as well as the tender offer documents to be filed by Merger Sub and the Schedule 14D-9 to be filed by the Company. All of the materials related to the Offer (and all other offer documents filed with the SEC) will be available at no charge from the SEC through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the SEC by the Company at

www.pharmasset.com. The Company does not undertake any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 21, 2011, among the Company, Gilead, and Merger Sub.

99.1	Joint Press Release of the Company and Gilead, dated November 21, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PHARMASSET, INC.
Dated: November 21, 2011	By:	/s/ Kurt Leutzinger
	Name:	Kurt Leutzinger
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 21, 2011, among the Company, Gilead, and Merger Sub.

99.1	Joint Press Release of the Company and Gilead, dated November 21, 2011.